EXHIBIT 15.1

Partners:
Brett Basdeo	***

WPTL/BYTL/Q0149-H26206

14 March 2024

iQIYI, Inc.

PO Box 309 Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Dear Sirs

iQIYI, Inc.

We consent to the reference to our firm under the heading “Item 6.E. Directors, Senior Management and Employees—Share Ownership—Enforceability of Civil Liabilities,” “Item 10.B. Additional Information—Memorandum and Articles of Association” and “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in iQIYI, Inc.’s Annual Report on Form 20-F for the year ended 31 December 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of March 2024. We further consent to the incorporation by reference of the summary of our opinion under the heading “Item 6.E. Directors, Senior Management and Employees—Share Ownership—Enforceability of Civil Liabilities”, “Item 10.B. Additional Information—Memorandum and Articles of Association” and “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in the Annual Report, into (a) iQIYI, Inc.’s Registration Statement on Form S-8 (No.333-225165) pertaining to iQIYI, Inc.’s 2010 Equity Incentive Plan and 2017 Share Incentive Plan, and (b) iQIYI, Inc.’s Registration Statement on Form S-8 (No.333-263891) pertaining to iQIYI, Inc.’s 2010 Equity Incentive Plan and 2021 Share Incentive Plan.

John Cartwright	*
Audrey Coker	*
Joanne Collett	*
John Crook	*
Mark Cummings	*****
James Gaden	****
Thomas Granger	**
Kristen Kwok	**
Wing Lam	*
William Lee	*
Thomas Pugh	*****
Andrew Randall	**
Victoria Raymond	*
Rupen Shah	*****
Colette Wilkins KC Denise Wong	*** **

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Walkers (Hong Kong)

Walkers (Hong Kong)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda